UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

NEWELL BRANDS INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD LEADERS QUEBEC LLC

STARBOARD LEADERS SELECT FUND LP

STARBOARD T FUND LP

STARBOARD LEADERS SELECT N MASTER FUND LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS FUND LP

STARBOARD LEADERS SELECT V GP LLC

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

MARIPOSA ASSOCIATES, LLC

IAN G.H. ASHKEN

MARTIN E. FRANKLIN

JAMES E. LILLIE

BRADLEY A. ALFORD

PAULINE J. BROWN

DOMENICO DE SOLE

GERARDO I. LOPEZ

BRIDGET RYAN BERMAN

CHARLES M. SONSTEBY

ROBERT A. STEELE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Newell Brands Inc., a Delaware corporation (the “Company”).

On March 14, 2018, Starboard issued the following press release:

STARBOARD NOMINEES IAN G.H. ASHKEN, MARTIN E. FRANKLIN AND JAMES E. LILLIE COMMIT TO PURCHASE $25 MILLION OF NEWELL STOCK IF STARBOARD SUCCESSFULLY REPLACES THE NEWELL BOARD

NEW YORK, NY - March 14, 2018 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), a significant shareholder of Newell Brands Inc. (“Newell” or the “Company”) (NYSE:NWL), which together with the other participants in its solicitation beneficially owns approximately 4.5% of the Company’s outstanding shares, today announced that certain of its director nominees, Ian G.H. Ashken, Martin E. Franklin and James E. Lillie, have committed to purchase an aggregate of $25 million worth of Newell stock with their personal capital in the open market if Starboard successfully replaces Newell’s Board of Directors (the “Board”) at the Company’s 2018 Annual Meeting of Stockholders.

Mr. Franklin stated, “Newell is a great company, with great people and fantastic brands. Over the past two years, we, along with many shareholders, have suffered significant value destruction under the current leadership team. We are committed to helping put the Company back on the path to success. Ian, Jim and my commitment to purchase stock, along with our current substantial holdings, is an indication of how strongly we believe in the value creation opportunity at Newell and how important it is for the Board to have interests that are strongly aligned with shareholders through meaningful equity ownership.”

If elected, Messrs. Ashken, Franklin and Lillie further commit to not sell any of the shares they purchase for so long as they continue to serve as directors of the Company unless Newell’s share price exceeds the Company’s share price on April 15, 2016 – the day on which Newell closed its acquisition of Jarden Corporation.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of stockholders of Newell Brands Inc., a Delaware corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Leaders Quebec LLC (“Starboard Quebec LLC”), Starboard Leaders Select Fund LP (“Starboard Select LP”), Starboard T Fund LP (“Starboard T LP”), Starboard Leaders Select N Master Fund LP (“Starboard N LP”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Leaders Select V GP LLC (“Starboard V LLC”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Mariposa Associates, LLC (“Mariposa Associates”), Ian G.H. Ashken, Martin E. Franklin, James E. Lillie, Bradley A. Alford, Pauline J. Brown, Bridget Ryan Berman, Domenico De Sole, Gerardo I. Lopez, Charles M. Sonsteby and Robert A. Steele.

As of the date hereof, Starboard V&O Fund directly beneficially owns 7,410,000 shares of Common Stock, par value $1.00 (the “Common Stock”), of the Company. As of the date hereof, Starboard S LLC directly beneficially owns 900,000 shares of Common Stock. As of the date hereof, Starboard C LP directly beneficially owns 510,000 shares of Common Stock. As of the date hereof, Starboard Quebec LLC directly beneficially owns 702,156 shares of Common Stock. As of the date hereof, Starboard Select LP directly beneficially owns 2,535,717 shares of Common Stock. As of the date hereof, Starboard T LP directly beneficially owns 1,714,600 shares of Common Stock. As of the date hereof, Starboard N LP directly beneficially owns 2,563,447 shares of Common Stock. As of the date hereof, 2,642,638 shares of Common Stock were held in accounts managed by Starboard Value LP (the “Starboard Value LP Accounts”). Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 510,000 shares of Common Stock owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 510,000 shares of Common Stock owned by Starboard C LP. Starboard Leaders Fund, as a member of Starboard Quebec LLC, may be deemed the beneficial owner of the 702,156 shares of Common Stock owned by Starboard Quebec LLC. Starboard V LLC, as the general partner of Starboard N LP, may be deemed the beneficial owner of the 2,563,447 shares of Common Stock owned by Starboard N LP. Starboard A LP, as the general partner of Starboard Leaders Fund, Starboard Select LP and Starboard T LP and the managing member of Starboard Quebec LLC and Starboard V LLC, may be deemed the beneficial owner of the (i) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (ii) 2,535,717 shares of Common Stock owned by Starboard Select LP, (iii) 1,714,600 shares of Common Stock owned by Starboard T LP and (iv) 2,563,447 shares of Common Stock owned by Starboard N LP. Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the (i) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (ii) 2,535,717 shares of Common Stock owned by Starboard Select LP, (iii) 1,714,600 shares of Common Stock owned by Starboard T LP and (iv) 2,563,447 shares of Common Stock owned by Starboard N LP. Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard Quebec LLC, Starboard Select LP, Starboard T LP, Starboard N LP and the Starboard Value LP Accounts and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP, (vii) 2,563,447 shares of Common Stock owned by Starboard N LP and (viii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP, (vii) 2,563,447 shares of Common Stock owned by Starboard N LP and (viii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP, (vii) 2,563,447 shares of Common Stock owned by Starboard N LP and (viii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP, (vii) 2,563,447 shares of Common Stock owned by Starboard N LP and (viii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP, (vii) 2,563,447 shares of Common Stock owned by Starboard N LP and (viii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts.

As of the date hereof, Mr. Alford beneficially owns 13,400 shares of Common Stock. As of the date hereof, Mr. Ashken beneficially owns 511,374 shares of Common Stock. As of the date hereof, Mr. De Sole beneficially owns 66,464 shares of Common Stock. As of the date hereof, Mr. Franklin beneficially owns 2,047,227 shares of Common Stock. As of the date hereof, Mr. Lillie beneficially owns 97,836 shares of Common Stock. As of the date hereof, Mr. Lopez beneficially owns 2,000 shares of Common Stock. As of the date hereof, Ms. Ryan Berman beneficially owns 1,444 shares of Common Stock, including 135 shares directly owned by her spouse. As of the date hereof, Mr. Sonsteby beneficially owns 7,000 shares of Common Stock. As of the date hereof, Mariposa Associates, Ms. Brown and Mr. Steele do not beneficially own any shares of Common Stock.